                                                                   EXHIBIT 99.10


                           RE: ST. JOHN KNITS, INC.
                           FORM OF NON-CASH ELECTION

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We are enclosing herewith the materials listed below relating to the Form of Non-Cash Election as described in and subject to conditions set forth in the Proxy Statement-Prospectus dated May 26, 1999 (including all documents attached as appendices thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement"), which describes the Agreement and Plan of Merger, dated as of February 2, 1999, among St. John Knits, Inc. ("St. John"), St. John Knits International, Incorporated ("SJKI"), SJKAcquisition, Inc. and Pearl Acquisition Corp. (the "Merger Agreement") providing for, among other things, the merger of Pearl Acquisition Corp. with and into SJKI (the "Merger"). THE PROXY STATEMENT HAS BEEN MAILED UNDER SEPARATE COVER TO YOUR PROXY DEPARTMENT FOR DISTRIBUTION TO YOUR CLIENTS. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.

  Subject to the potential for proration described in the Proxy Statement, pursuant to the Form of Non-Cash Election, record holders of shares of St. John common stock, no par value per share ("SJK Common Stock"), are entitled to make an election (a "Non-Cash Election") on or prior to 5:00 p.m., New York City time, on June 25, 1999 to receive shares of common stock of SJKI ("Non-Cash Election Shares") by properly executing and submitting the enclosed Form of Non-Cash Election.

  Enclosed are copies of the following documents:

  1.Form of Non-Cash Election for your use and for the information of your clients.

  2. A printed form of letter which may be sent to your clients for whose accounts you or your nominee hold SJK Common Stock as the registered holder with space provided for obtaining such clients' instructions with regard to any Non-Cash Election.

  YOUR PROMPT ACTION IS REQUIRED, WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. THE PERIOD IN WHICH A NON-CASH ELECTION CAN BE MADE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 25, 1999.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE NON-CASH ELECTION OR THE PROXY STATEMENT SHOULD BE DIRECTED TO D.F. KING & CO., INC. AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (800) 859-8511.

                                          Very truly yours,

                                          ST. JOHN KNITS, INC.

                           RE: ST. JOHN KNITS, INC.
                           FORM OF NON-CASH ELECTION

To Our Clients:

  In connection with the Proxy Statement-Prospectus dated May 26, 1999, (including all documents attached as appendices thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement") describing the Agreement and Plan of Merger, dated as of February 2, 1999, among St. John Knits, Inc. ("St. John"), St. John Knits International, Incorporated ("SJKI"), SJKAcquisition, Inc. and Pearl Acquisition Corp. (the "Merger Agreement"), providing for the merger of Pearl Acquisition Corp. with and into SJKI (the "Merger"), enclosed for your consideration and information is a Form of Non-Cash Election. THE PROXY STATEMENT, WHICH CONTAINS A COPY OF THE MERGER AGREEMENT, HAS BEEN SENT TO YOU UNDER SEPARATE COVER. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.

  As described in and subject to conditions set forth in the Proxy Statement, and subject to the proration described therein, record holders of shares of St. John common stock, no par value per share ("SJK Common Stock") are entitled to make an election (a "Non-Cash Election") on or prior to 5:00 p.m. New York City time, on June 25, 1999, to receive shares of common stock of SJKI ("Non-Cash Election Shares") by executing and submitting the enclosed Form of Non-Cash Election. As described in and subject to conditions set forth in the Proxy Statement and the Form of Non-Cash Election, record holders of shares of SJK Common Stock may revoke any Non-Cash Election prior to 5:00 p.m., New York City time, on June 25, 1999 by sending executed written notice to St. John's exchange agent.

  We are registered holders of SJK Common Stock held for your account. Any Non-Cash Election can be made only by us as the registered holder of such shares and only pursuant to your instructions as the beneficial owners of such shares. Accordingly, we request instructions if you wish us to exercise the Non-Cash Election for any shares of SJK Common Stock, which you are entitled to do pursuant to the terms and subject to the conditions set forth in the Proxy Statement and the Form of Non-Cash Election. We urge you, however, to read these documents carefully before instructing us to exercise the Form of Non-Cash Election.

  A description of the election and proration procedures is set forth in the Proxy Statement under "The Mergers - Merger Consideration." A full statement of the election and proration procedures is contained in the Merger Agreement and all Non-Cash Elections are subject to compliance with such procedures. In connection with making any Non-Cash Election, a holder of SJK Common Stock should read carefully, among other matters, the aforesaid description and statement and the information contained in the Proxy Statement under "Special Factors - Material Federal Income Tax Consequences," "Risk Factors - The Fairness Opinions and the Board Recommendation May Not Apply to Shareholders Electing to Receive St. John Knits International Common Stock," and "Risk Factors - You May Not Receive the Type of Consideration Specified in Your Election."

  AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF SJK COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

  Holders of SJK Common Stock who do NOT wish to make a Non-Cash Election (any such holder being referred to as a "Non-Electing Holder") need not submit a Form of Non-Cash Election. Each share of SJK Common Stock owned by such Non-Electing Holder will automatically, subject to proration as described in the Proxy Statement, be converted into the right to receive an amount equal to $30.00 in cash from SJKI following the Merger.

  If you wish to have us, on your behalf, exercise the Form of Non-Cash Election, please so instruct us by completing, executing and returning to us the attached letter of instructions (the "Letter of Instructions") attached to this letter. THE ENCLOSED FORM OF NON-CASH ELECTION IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE SJK COMMON STOCK HELD BY US FOR OUR ACCOUNT. The Letter of Instructions should be forwarded as promptly as possible to permit us to exercise the Non-Cash Election in accordance with the procedures outlined in the Proxy Statement. If we do not receive a complete Letter of Instructions in accordance with such procedures, we will not exercise a Non-Cash Election on your behalf.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE NON-CASH ELECTION OR THE PROXY STATEMENT, OR COMPLETION OF THE LETTER OF INSTRUCTIONS, SHOULD BE DIRECTED TO D.F. KING & CO., INC. AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER:
(800) 859-8511.

                                          Very truly yours,

                                          ST. JOHN KNITS, INC.

                            LETTER OF INSTRUCTIONS

To My Bank or Broker:

  This letter instructs you to exercise the Non-Cash Election to receive Non-Cash Election Shares in exchange for shares of common stock, no par value, of St. John Knits, Inc. ("SJK Common Stock") specified below which you hold for the account of the undersigned. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.

  It is understood that the Non-Cash Election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement-Prospectus, dated May 26, 1999, relating to the Merger (including all documents incorporated therein, and as may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of February 2, 1999, as the same may be amended from time to time, a conformed copy of which appears as Appendix A to the Proxy Statement (the "Merger Agreement"), and (iii) the accompanying Form of Non-Cash Election.

  If you are electing to exchange all or a portion of your shares, you must properly fill in the information requested in this box, even if you are electing to retain only a portion of your shares.


                                  Total Number of Shares of SJK Common
 Name and Address of Beneficial                Stock Held                         Number of Shares To Be
  Owner(s) of SJK Common Stock    (Attach additional list if necessary)   Exchanged for Non-Cash Election Shares
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
TOTAL SHARES
----------------------------------------------------------------------------------------------------------------


 * Unless otherwise indicated in this box, it will be assumed that all shares submitted are to be treated as having made an election to receive new shares. Remaining shares represented by such certificates will be converted into cash, subject to proration.

 ** In the event of proration, a holder may be required to receive some cash. If a holder knows the number or numbers of such holder's certificate(s), a holder may choose to indicate in the space following this sentence the number(s) of the certificate(s) deemed to represent any shares of SJK Common Stock converted into cash. Certificate
    No(s): _______________________________________________________________.
    Holders are not required to so identify certificate numbers in this space. In the event of proration, shares will be converted to cash from stock certificates in the order in which they have been listed. There can be no assurance that any identification of share certificate(s) will be recognized by any governmental agency or third party. In addition, no such certificate identification will operate to alter the application of the proration procedures in the Merger.


 DATED: _____________________, 1999             -----------------------------

 ----------------------------------             -----------------------------
   Account Number SJK Common Stock                      Signature(s)

                                                Phone Number: (   )     -


                                      -2-